EXHIBIT 23.1

CROWE CHIZEK

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 17, 2000, on the consolidated balance sheets of Shoreline Financial Corporation as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997, contained in Shoreline Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 in (1) the Registration Statement (Form S-8, Number 33-15064, dated June 17, 1987) pertaining to the Chemical Financial Corporation 1987 Award and Stock Option Plan, (2) the Registration Statement (Form S-8, Number 33-40792, dated May 21, 1991) pertaining to the Chemical Financial Corporation 401(k) Savings Plan and in the related Prospectus, (3) the Registration Statement (Form S-8, Number 33-47356, dated April 28, 1992) pertaining to the Chemical Financial Corporation 1992 Stock Purchase Plan for Subsidiary Directors, (4) the Registration Statement (Form S-8, Number 333-38511, dated October 22, 1997) pertaining to the Chemical Financial Corporation 1997 Stock Incentive Plan, (5) the Registration Statement (Form S-8, Number 333-70225), dated January 6, 1999, pertaining to Chemical Financial Corporation 1998 Stock Purchase Plan, (6) the Registration Statement (Form S-4, Number 333-48832), dated October 27, 2000, pertaining to the merger with Shoreline Financial Corporation, and (7) the Current Report (Form 8-K) of Chemical Financial Corporation dated January 24, 2001.

/s/ Crowe, Chizek and Company LLP

South Bend, Indiana
January 23, 2001